As filed with the Securities and Exchange Commission on October 11, 2016
Registration No. 333-192958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION UNDER THE SECURITIES ACT OF 1933
____________________________________________________________________________
COLE CREDIT PROPERTY TRUST IV, INC.
(Exact Name of Registrant as Specified in Its Charter)
____________________________________________________________________________

Maryland	2325 East Camelback Road, Suite 1100 Phoenix, Arizona 85016 (602) 778-8700	27-3148022
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)
____________________________________________________________________________
Thomas W. Roberts
Chief Executive Officer and President
Cole Credit Property Trust IV, Inc.
2325 East Camelback Road, Suite 1100
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
____________________________________________________________________________
Copies to:

Lauren Burnham Prevost, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000
____________________________________________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SHARES OF COMMON STOCK
Cole Credit Property Trust IV, Inc. (the “Company”) filed a Registration Statement on Form S-3 (Commission File No. 333-192958) (the “Registration Statement”), which was automatically effective with the U.S. Securities and Exchange Commission upon filing, on December 19, 2013, pursuant to which the Company registered $247,000,000 in shares of common stock pursuant to the Company’s distribution reinvestment plan. The Company’s Board of Directors approved the termination of the offering of shares pursuant to the Registration Statement and the deregistration of all unsold shares. As of the close of business on June 30, 2016, the Company had sold a total of $241,690,787 of shares pursuant to the Registration Statement. The Company terminated the offering of shares pursuant to the Registration Statement on June 30, 2016, and hereby deregisters the remaining $5,309,213 of unsold shares as of the close of business on June 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 11th day of October, 2016.

COLE CREDIT PROPERTY TRUST IV, INC.

By:	/s/ Thomas W. Roberts
Thomas W. Roberts
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates as indicated.

Signature	Title	Date

/s/ Thomas W. Roberts	Chief Executive Officer and President and Director (Principal Executive Officer)	October 11, 2016
Thomas W. Roberts

/s/ Nathan D. DeBacker	Chief Financial Officer and Treasurer (Principal Financial Officer)	October 11, 2016
Nathan D. DeBacker

/s/ Christine T. Brown	Vice President of Accounting (Principal Accounting Officer)	October 11, 2016
Christine T. Brown

/s/ T. Patrick Duncan	Independent Director and Non-Executive Chairman of the Board of Directors	October 11, 2016
T. Patrick Duncan

/s/ Alicia K. Harrison	Independent Director	October 11, 2016
Alicia K. Harrison

/s/ Lawrence S. Jones	Independent Director	October 11, 2016
Lawrence S. Jones

/s/ Glenn J. Rufrano	Director	October 11, 2016
Glenn J. Rufrano

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